THE NEW YORK TIMES COMPANY
                      DEFERRED EXECUTIVE COMPENSATION PLAN

                             Effective July 1, 1994

                                                        Amended January 1, 1999
                                                        Amended December 8, 1999
                                                        Amended March 2, 2000

                                    ARTICLE I

                                  Introduction

1.1   Purpose Of Plan

      The Employer has adopted the Plan set forth herein to provide a means by which certain employees may elect to defer receipt of designated percentages or amounts of their Compensation.

1.2   Status Of Plan

      The Plan is intended to be "a plan which is unfunded and is maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees" within the meaning of Sections 201(2) and 301(a)(3) of the Employee Retirement Income Security Act of 1974 ("ERISA"), and shall be interpreted and administered to the extent possible in a manner consistent with that intent.

1.2   History Of Plan

      The Plan was first effective on July 1, 1994.

      Thereafter, the Plan was amended effective January 1, 1999, to change the deferral periods under the Plan and the method of distribution thereunder.

      Effective December 8, 1999, the Plan was amended to change the eligibility for participation in the Plan and the definition of Compensation thereunder for year following 1999. Effective December 8, 1999, The New York Times Designated Employees Deferred Earnings Plan was merged into the Plan, as amended.

      Effective March 2, 2000, the Plan was amended to limit the deferral of annual bonus to 85% thereof for deferrals of Compensation for years following 2000.

                                   ARTICLE II

                                   Definitions

Wherever used herein, the following terms have the meanings set forth below, unless a different meaning is clearly required by the context:

2.1 Account means, for each Participant, the account established for his or her benefit under Section 5.1. Such Account shall include both salary and bonus deferrals.

2.2   Change Of Control means:

      (a) any individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof (a "Person") (or two or more Persons acting in concert), other than any descendent (or any spouse thereof) of Iphigene Ochs Sulzberger (a "Family Member") or a beneficiary or trustee (as the same may change from time to time) of a trust over 50% of the individual beneficiaries of which are Family Members, acquiring the power to elect a majority of the directors of The New York Times Company (the "Company") in a transaction or series of transactions not approved in advance by a vote of at least three quarters of the Continuing Directors (as defined below); or

      (b) individuals who, as of the date hereof, constitute the Board of Directors of the Company (as of the date hereof the "Continuing Directors") ceasing for any reason to constitute at least a majority of the Board of Directors, provided that any person becoming a director subsequent to the date hereof whose election, or a nomination for election by the Company's shareholders, was approved in advance by a vote of at least three quarters of the Continuing Directors (other than a nomination of an individual whose initial assumption of office is in connection with an actual or threatened solicitation with respect to the election or removal of the directors of the Company, as such terms are used in Rule 14a-11 of the Regulation 14A promulgated under the Exchange Act) shall be, for purposes of this Agreement, considered as though such person were a Continuing Director; or

      (c) approval by the stockholders of the Company of a reorganization, merger, consolidation, liquidation or dissolution of the Company or of the sale (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company other than a reorganization, merger, consolidation, liquidation, dissolution or sale approved in advance by three quarters of the Continuing Directors.

2.3 Code means the Internal Revenue Code of 1986, as amended from time to time. Reference to any section or subsection of the Code includes reference to any comparable or succeeding provisions of any legislation which amends, supplements or replaces such section or subsection.

2.4 Compensation means the annual bonus, amounts paid under The Advertising and Circulation Sales Incentive Plan, the Long-Term Performance Awards under The New York Times Company 1991 Executive Cash Bonus Plan and the base salary of a Participant, as well as any discretionary cash bonus awarded to the Participant for a particular year. The ERISA Management Committee, in its sole discretion, shall designate from time to time the maximum percentage of each component of Compensation that can be deferred under the Plan. Such designation shall be listed in Appendix A. For purposes of the Plan, Compensation shall be determined before giving effect to Elective Deferrals and other salary reduction amounts which are not included in the Participant's gross income under Code Sections 125, 401(k), 402(h) or 403(b).

2.5   Effective Date means July 1, 1994.

2.6 Election Form means the participation election form as approved and prescribed by the Plan Administrator.

2.7 Elective Deferral means the portion of Compensation which is deferred by a Participant under Article IV.

2.8 Eligible Employee means, for the Plan Year 2000 and Plan Years thereafter, each employee of the Employer whose annual base salary on October 1 of the year prior to the year for which such employee defers any Compensation under the Plan is at least $110,000, who is not covered under a collective bargaining agreement, who is not eligible to participate in any other non-qualified deferred compensation plan sponsored by the Employer and/or its subsidiaries and affiliates while deferring Compensation under this Plan, and who consents to the purchase of Corporate Owned Life Insurance by the Employer. The $110,000 limit on annual base salary shall be adjusted by the ERISA Management Committee from time to time at its sole discretion and without the need for an amendment to the Plan. An employee who participated in this Plan or The New York Times Designated Employees Deferred Earnings Plan prior to 2000, and who no longer meets the definition of an Eligible Employee shall continue to be an Eligible Employee hereunder.

2.9 Employer means The New York Times Company, any successor to all or a major portion of the Employer's assets or business which assumes the obligations of the Employer, and each other entity that is affiliated with the Employer whose employees, with the consent of the Company, are eligible, as provided under Section 2.8, to participate in the Plan.

2.10 ERISA means the Employee Retirement Income Security Act of 1974, as amended from time to time. Reference to any section or subsection of ERISA includes reference to any comparable or succeeding provisions of any legislation which amends, supplements or replaces such section or subsection.

2.11 ERISA Board Committee means a committee of the Board of Directors of The New York Times Company.

2.12 ERISA Management Committee means a committee appointed by the ERISA Board Committee.

2.13 Insolvency means either (i) the Company is unable to pay its debts as they become due, or (ii) the Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

2.14 Participant means any Eligible Employee who participates in the Plan in accordance with Article III.

2.15 Plan means The New York Times Company Deferred Executive Compensation Plan and all amendments thereto.

2.16 Plan Administrator means the person, persons or entity designated by the Employer under Article VIII to oversee the administration of the Plan. If no such person or entity is so serving at any time, the Employer shall be the Plan Administrator.

2.17 Plan Year means the 12-month period beginning on January 1 and ending on December 31 of each year, except for the first plan year which begins on July 1, 1994, and ends on December 31, 1994.

2.18 Recordkeeper means the person(s) or entity appointed or hired by the ERISA Management Committee under Section 8.1.

2.19 Total And Permanent Disability means the inability of a Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months, and the permanence and degree of which shall be supported by medical evidence satisfactory to the Plan Administrator.

2.20 Trust means the trust established by the Employer that identifies the Plan as a plan with respect to which assets are to be held by the Trustee. Plan assets in the trust are subject to the general creditors of The New York Times Company in the event of bankruptcy or Insolvency.

2.21  Trustee means the trustee or trustees under the Trust.

2.22 Valuation Option means the performance of the investment funds listed in Appendix B of the Plan.

                                   ARTICLE III

                                  Participation

3.1   Commencement Of Participation

      Any Eligible Employee who elects to defer part of his or her Compensation in accordance with Article IV shall become a Participant in the Plan as of the date such deferrals commence in accordance with such Article.

3.2   Continued Participation

      A Participant in the Plan shall continue to be a Participant so long as any amount remains credited to his or her Account. However, future deferrals under the Plan may be made only if such Participant continues to be an Eligible Employee under the Plan.

                                   ARTICLE IV

                               Elective Deferrals

4.1   Elective Deferrals

      Except as provided in Appendix A, an individual who is an Eligible Employee on the Effective Date may, by completing an Election Form and filing it with the Plan Administrator by the end of the first month following the Effective Date, elect to defer the receipt of a portion of one or more payments of Compensation for a period of at least three Plan Years and on such terms as the ERISA Management Committee may permit. Thereafter, any Eligible Employee may elect to defer the receipt of a percentage or dollar amount of one or more payments of Compensation for a period of a least three Plan Years and on such terms as the ERISA Management Committee may permit, commencing with Compensation paid in the next succeeding Plan Year, by completing an Election Form during the annual enrollment period for the Plan as determined by the Plan Administrator.

      Except as Provided in Appendix A, effective January 1, 1999, with respect to Elective Deferrals made for the Plan Year 1999 and thereafter, deferrals will mature at the end of a three-year cycle. An individual who is an Eligible Employee may elect to defer the receipt of a portion of one or more payments of Compensation during the first year of the deferral cycle for a period of three Plan Years and on such terms as the ERISA Management Committee may permit; an individual who is an Eligible Employee may elect to defer the receipt of a portion of one or more payments of Compensation during the second year of the deferral cycle for a period of two Plan Years and on such terms as the ERISA Management Committee may permit; and an individual who is an Eligible Employee may elect to defer the receipt of a portion of one or more payments of Compensation during the last year of a deferral cycle for a period of one Plan Year and on such terms as the ERISA Management Committee may permit. All deferrals made during a three-year cycle will mature at the end of the third Plan Year in that cycle. A new three-year cycle will commence after the expiration of each three-year cycle.

      No Participant may defer more than the portion of his or her Compensation designated by the ERISA Management Committee in Appendix A. A Participant's Compensation shall be reduced in accordance with the Participant's election hereunder and amounts deferred hereunder shall be paid by the Employer to the Trust as soon as administratively feasible and credited to the Participant's Account as of the date the amounts are received by the Trustee.

4.2   Investment Election

      An individual who is an Eligible Employee and elects to defer Compensation under this Plan shall elect to have his or her Account valued based on the Valuation Option represented by the performance of one or more of the investment funds listed in Appendix B of the Plan. Such Appendix B may be amended at any time by an action of the ERISA

      Management Committee. If a Participant does not elect a Valuation Option for his or her Account, the Account shall be valued based on the Valuation Option represented by the performance of Fund A. A participant may change his or her selection of Valuation Options on any date.

                                    ARTICLE V

                                    Accounts

5.1   Accounts

      The Plan Administrator and/or the Recordkeeper shall establish an Account for each Participant reflecting his or her Elective Deferrals made for the Participant's benefit together with any adjustments for income, gain or loss and any payments from the Account. The Plan Administrator and/or the Recordkeeper shall establish sub-accounts for each Participant that has more than one election in effect under Section 7.1 and such other sub-accounts as are necessary for the proper administration of the Plan. As of the last business day of each calendar quarter, the Plan Administrator shall provide, or cause to be provided, the Participant with a statement of his or her Account reflecting the income, gains and losses (realized and unrealized), amounts of deferrals, fund transfers and distributions of such Account since the prior statement.

5.2   Investments

      The assets of the Trust shall be invested in such investments as the Trustee shall determine. The Trustee may (but is not required to) consider the Employer's or a Participant's investment preferences when investing the assets attributable to a Participant's Account.

                                   ARTICLE VI

                                     Vesting

6.1   Vesting

      A Participant shall be immediately vested in, i.e., shall have a nonforfeitable right to, all Elective Deferrals, and all income and gain attributable thereto, credited to his or her Account.

                                   ARTICLE VII

                                    Payments

7.1   Election As To Form Of Payment

      Payments to Participants shall be made in annual installments over a period of 10 years commencing between January 2 and March 15 immediately following the end of each deferral period. The amount of each installment payment will equal the balance of a Participant's Account immediately prior to the installment payment divided by the number of installment payments remaining to be made.

      The above notwithstanding, a Participant may elect in writing to receive the value of his or her Account in one lump sum, in annual installments over a period of five years, or in annual installments over a period of fifteen years, so long as such election is made at least 13 months prior to the end of the deferral period. Additionally, effective January 1, 1999, a Participant may elect in writing to receive the value of his or her account in a partial lump sum where the Participant may choose the percent of an expiring deferral to be paid in a lump sum with the balance in annual installments over the remainder of the 5, 10 or 15 year-installment period; provided, however, that such election is made at least 13 months prior to the end of the deferral period.

      Effective January 1, 1999, for (i) Elective Deferrals made for Plan Year 1999 and thereafter, and (ii) for Elective Deferrals made prior to January 1, 1999 which are subject to a Participant's election after January 1, 1999 to renew the deferral, a Participant's election as to the form of payment as set forth in this Section 7.1 shall apply to the Participant's entire Account. If the Participant begins to receive distributions of his or her Account pursuant to this Section 7.l, a subsequent election to defer additional Compensation shall be subject to a new election under this Section 7.1 and shall not affect the payment stream established by the prior distribution election.

7.2   Extension Of Deferral Periods

      A Participant may make an election in writing to extend any deferral period for three to ten additional Plan Years so long as such Participant makes an election therefor at least 13 months prior to the expiration of the deferral period.

      Effective January 1, 1999, elections to extend a deferral period must be made for a three-year cycle. A new three-year cycle will commence at the end of every third Plan Year. An election to extend a deferral period must be made by the Participant in writing at least 13 months prior to the end of a deferral period. If a deferral period will expire during the course of a three-year cycle, the Participant's election is limited to an election to extend the deferral period until the end of such three-year cycle. A Participant may elect to renew deferral periods for additional three year cycles an unlimited number of times.

      Effective January 1, 1999, terminated Participants will not be permitted to renew their deferral elections. Payments to terminated Participants will begin at the expiration of their current deferral period in accordance with the method selected under Section 7.1 (unless the Participant retired under a Company pension plan, or had attained age 55 and completed at least ten years of service as of his or her date of termination, or is Totally and Permanently Disabled, in which case additional elections to defer are permitted).

7.3   Change Of Control

      As soon as possible following a Change Of Control of the Employer, each Participant shall be paid his or her entire Account balance in a single lump sum.

7.4   Termination Of Employment

      Upon termination of a Participant's employment for any reason other than death, the Participant's Account shall be paid to the Participant in the form of payment in effect at the time the termination of employment occurs and after the expiration of the deferral period. The above notwithstanding, the Plan Administrator, in its sole discretion, may: (a) pay out a Participant's Account balance in one lump sum at any time prior to the expiration of each deferral period; (b) accelerate the beginning of payments of deferrals to any time prior to the expiration of a deferral period; and (c) revoke the deferral elections of a Participant for the year of the termination of his/her employment.

7.5   Death

      If a Participant dies prior to the complete distribution of his or her Account, the balance of the Account shall be paid as soon as practicable to the Participant's designated beneficiary or beneficiaries, in the form elected by the Participant at the time of his or her death, provided, however, that the ERISA Management Committee and/or the Plan Administrator may, in their sole discretion, pay out the balance of such Participant's Account in one lump sum.

      Any designation of beneficiary shall be made by the Participant on a Beneficiary Designation Form filed with the Plan Administrator and may be changed by the Participant at any time by filing another Beneficiary Designation Form containing the revised instructions. If no beneficiary is designated or no designated beneficiary survives the Participant, payment shall be made to the Participant's surviving spouse or, if none, to his/her issue per stirpes, in a single payment. If no spouse or issue survives the Participant, payment shall be made in a single lump sum to the Participant's estate. The most recent Beneficiary Designation Form executed by the Participant prior to his/her death shall apply to all Election Deferrals credited to the Participant's Account at the date of his/her death.

7.6   Taxes

      All federal, state or local taxes that the Plan Administrator determines are required to be withheld from any payments made pursuant to this
      Article VII shall be withheld.

                                  ARTICLE VIII

                               Plan Administration

8.1   Plan Administration And Interpretation.

      The ERISA Management Committee (the "Committee") shall oversee the administration of the Plan, shall serve as the agent of the Company with respect to the trust, and shall appoint a Plan Administrator and/or Recordkeeper for the day-to-day operations of the Plan. Such Plan Administrator and/or Recordkeeper shall be listed in Appendix C to this Plan. The Committee shall have complete control and authority to determine the rights and benefits under all claims, demands and actions arising out of the provisions of the Plan of any Participant, beneficiary, deceased Participant, or other person having or claiming to have any interest under the Plan. The Committee shall have complete discretion to interpret the Plan and to decide all matters under the Plan. Such interpretation and decision shall be final, conclusive and binding on all Participants and any person claiming under or through any Participant. Any individual(s) serving on the Committee who is a Participant will not vote or act on any matter relating solely to himself or herself.

8.2   Committee Powers, Duties, Procedures, Etc.

      The Committee shall have such powers and duties, may adopt such rules and regulations, may act in accordance with such procedures, may appoint such agents, may delegate such powers and duties, may receive such reimbursements and compensation, and shall follow such claims and appeal procedures with respect to the Plan as it may establish.

8.3   Plan Administrator's Duties

      The Plan Administrator shall be responsible for the day-to-day operations of the Plan. His or her duties shall include, but not be limited to, the following:

      (a) Keeping track of employees eligible to participate in the Plan and the date each employee becomes eligible to participate.

      (b) Maintaining, or causing to be maintained by the Recordkeeper, Participants' Accounts, including all sub-accounts required for different contribution types and payment elections made by Participants under the Plan and any other relevant information.

      (c) Transmitting, or causing to be transmitted by the Recordkeeper, various communications to Participants and obtaining information from Participants such as changes in investment selections.

      (d) Filing reports required by various governmental agencies. When making a determination or calculation, the Plan Administrator and the Recordkeeper shall be entitled to rely on information furnished by a Participant, a beneficiary, the Employer or the Trustee. The Plan Administrator shall have the responsibility for complying with any reporting and disclosure requirements of ERISA.

8.4   Information

      To enable the Plan Administrator and/or Recordkeeper to perform their functions, the Employer shall supply full and timely information to the Plan Administrator and/or Recordkeeper on all matters relating to the compensation of Participants, their employment, retirement, death, termination of employment, and such other pertinent facts as the Plan Administrator and/or Recordkeeper may require.

8.5   Indemnification Of Committee And Plan Administrator

      The Employer agrees to indemnify and to defend to the fullest extent permitted by law any officer(s) or employee(s) who serve on the Committee or as Plan Administrator (including any such individual who formerly served on the Committee or as Plan Administrator) against all liabilities, damages, costs and expenses (including attorneys' fees and amounts paid in settlement of any claims approved by the Employer) occasioned by any act or omission to act in connection with the Plan, if such act or omission is in good faith.

                                   ARTICLE IX

                            Amendment And Termination

9.1   Amendments

      The Employer shall have the right to amend the Plan from time to time, subject to Section 9.3, by an action of the ERISA Management Committee.

9.2   Termination Of Plan

      This Plan is strictly a voluntary undertaking on the part of the Employer and shall not be deemed to constitute a contract between the Employer and any Eligible Employee (or any other employee) or a consideration for, or an inducement or condition of employment for, the performance of the services by any Eligible Employee (or other employee). The Employer reserves the right to terminate the Plan at any time, subject to Section 9.3, by an action of the ERISA Management Committee. Upon termination, the Employer may (a) elect to continue to maintain the Trust to pay benefits hereunder as they become due as if the Plan had not terminated or (b) direct the Trustee to pay promptly to Participants (or their beneficiaries) the vested balance of their Accounts.

9.3   Existing Rights

      No amendment or termination of the Plan shall adversely affect the rights of any Participant with respect to amounts that have been credited to his or her Account prior to the date of such amendment or termination.

                                    ARTICLE X

                                  Miscellaneous

10.1  No Funding

      The Plan constitutes a mere promise by the Employer to make payments in accordance with the terms of the Plan and Participants and beneficiaries shall have the status of general unsecured creditors of the Employer. Nothing in the Plan will be construed to give any employee or any other person rights to any specific assets of the Employer or of any other person. In all events, it is the intent of the Employer that the Plan be treated as unfunded for tax purposes and for purposes of Title I of ERISA.

10.2  Non-Assignability

      None of the benefits, payments, proceeds or claims of any Participant or beneficiary shall be subject to any claim of any creditor of any Participant or beneficiary and, in particular, the same shall not be subject to attachment or garnishment or other legal process by any creditor of such Participant or beneficiary, nor shall any Participant or beneficiary have any right to alienate, anticipate, commute, pledge, encumber or assign any of the benefits or payments or proceeds which he or she may expect to receive, contingently or otherwise, under the Plan.

10.3  Limitation Of Participants' Rights

      Nothing contained in the Plan shall confer upon any person a right to be employed or to continue in the employ of the Employer, or interfere in any way with the right of the Employer to terminate the employment of a Participant in the Plan at any time, with or without cause.

10.4  Participants Bound

      Any action with respect to the Plan taken by the Plan Administrator or the Employer or the Trustee or any action authorized by or taken at the direction of the Plan Administrator, the Employer or the Trustee shall be conclusive upon all Participants and beneficiaries entitled to benefits under the Plan.

10.5  Receipt And Release

      Any payment to any Participant or beneficiary in accordance with the provisions of the Plan shall, to the extent thereof, be in full satisfaction of all claims against the Employer, the Plan Administrator and the Trustee under the Plan, and the Plan Administrator may require such Participant or beneficiary, as a condition precedent to such payment, to execute a receipt and release to such effect. If any Participant or beneficiary is determined by the Plan Administrator to be incompetent by reason of physical or mental disability

      (including minority) to give a valid receipt and release, the Plan Administrator may cause the payment or payments becoming due to such person to be made to another person for his or her benefit without responsibility on the part of the Plan Administrator, the Employer or the Trustee to follow the application of such funds.

10.6  Governing Law

      The Plan shall be construed, administered, and governed in all respects under and by the laws of the State of New York. If any provision shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.

10.7  Headings And Subheadings

      Heading and subheadings in this Plan are inserted for convenience only and are not to be considered in the construction of the provisions hereof.

                                   APPENDIX A

                           Limit on Elective Deferrals

For the 1994 and 1995 Plan Years, a Participant may defer up to 100% of his/her annual bonus and no portion of his/her salary.

For the 1996 Plan Year and until changed by the Committee, a Participant may defer up to 100% of his/her annual bonus and up to 33% of his/her base salary.

For the 2000 Plan Year and until changed by the Committee, a Participant may defer up to 100% of his/her annual bonus, up to 100% of amounts paid under The Advertising and Circulation Sales Incentive Plan, up to 100% of his/her Long-Term Performance Awards under The New York Times Company 1991 Executive Cash Bonus Plan and up to 33% of his/her base salary. In addition, a Participant who is a "covered employee" within the meaning of Code Section 162(m) (a "Covered Employee") may defer his/her entire discretionary bonus, if any, payable in a Plan Year. Deferral of such discretionary bonus shall continue without further action by the Participant until such time as the ERISA Management Committee determines that the Participant is no longer a Covered Employee. The Participant shall be permitted to extend the deferral period beyond the time he/she ceases to be a Covered Employee for a three-year cycle (and for subsequent three-year cycles) in the manner provided in Section 7.2 of the Plan.

For the 2001 Plan Year and until changed by the Committee, a Participant may defer up to 85% of his/her annual bonus, up to 85% of amounts paid under The Advertising and Circulation Sales Incentive Plan, up to 85% of his/her Long-Term Performance Awards under The New York Times Company 1991 Executive Cash Bonus Plan and up to 33% of his/her base salary. In addition, a Participant who is a Covered Employee may defer his/her entire discretionary bonus, if any, payable in a Plan Year. Deferral of such discretionary bonus shall continue without further action by the Participant until such time as the ERISA Management Committee determines that the Participant is no longer a Covered Employee. The Participant shall be permitted to extend the deferral period beyond the time he/she ceases to be a Covered Employee for a three-year cycle (and for subsequent three-year cycles) in the manner provided in Section 7.2 of the Plan.

                                   APPENDIX B

                                Valuation Options

For 1994 and until changed by the ERISA Management Committee, each Participant may elect to value his or her account based on the performance of one or more of the following funds:

1.    Fund A: AIM Limited Maturity Treasury

2.    Fund B: AIM Aggressive Growth

3.    Fund C: AIM Value

4.    Fund D: Merrill Lynch Federal Securities

5.    Fund E: Merrill Lynch Capital

6.    Fund F: Templeton Foreign

7.    Fund G: Merrill Lynch Global Allocation

For 1999 and until changed by the ERISA Management Committee, each Participant may elect to value his or her account based on the performance of one or more of the following funds:

1.    Fund A: Vanguard Short Term Federal Fund

2.    Fund B: Vanguard Total Bond Market Index Fund

3.    Fund C: Vanguard Asset Allocation Fund

4.    Fund D: Vanguard Growth and Income Fund

5.    Fund E: Frank Russell Equity I Fund

6.    Fund F: Frank Russell Equity II Fund

7.    Fund G: AIM Aggressive Growth Fund

8.    Fund H: Putnam International Growth Fund

9.    Fund I: Putnam Asset Allocation Fund - Balanced Portfolio

                                   APPENDIX C

                      Plan Administrator And Record Keeper

1.1   Plan Administrator

For the Plan Year 1995, and until removed, the Plan Administrator shall be Phil Ryan. For the Plan Year 1997, and until removed, the Plan Administrator shall be Diane Zubalsky.

1.2   Recordkeeper

For the Plan Year 1994, and until removed, the Recordkeeper shall be Actuarial Information Management Systems. From June 1, 1996, and thereafter until removed, the Recordkeeper shall be Merrill Lynch.

Effective December 28, 1998, and until removed by the ERISA Management Committee, the Recordkeeper shall be The Vanguard Group.

Effective July 17, 1999, and until removed by the ERISA Management Committee, in addition to The Vanguard Group, TBG Financial shall be a Recordkeeper for the Plan.